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                                                                   EXHIBIT 99(B)

                                REVOCABLE PROXY
                        PEOPLES FINANCIAL SERVICES, INC.
                        SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 The undersigned hereby appoints Fred Brown and Barry Buckley, and each of them, as attorneys and proxies, with full power of substitution, and authorizes them, and each of them, to vote and act with respect to all shares of Common Stock of Peoples Financial Services, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on __________________, 1994, at ________ __.m., at the principal office of the Company at Two West Jackson, Cookeville, Tennessee, and at any and all adjournments thereof.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING
PROPOSAL:

         1. PROPOSAL to APPROVE the Agreement and Plan of Reorganization and the related Plan of Merger, each dated December 27, 1993.

            / /  FOR                 / /   AGAINST             / /  ABSTAIN

         2. In their discretion, the proxies are authorized to vote upon such other matters incident to the conduct of the meeting.

                 THE PROXIES SHALL VOTE SUCH SHARES AS SPECIFIED HEREIN. IF A CHOICE IS NOT SPECIFIED, THEY SHALL VOTE FOR THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION AND THE RELATED PLAN OF MERGER.

                                        Dated:______________________, 1994

                                        ___________________________________
                                        PRINT NAME OF SHAREHOLDER

                                        ___________________________________
                                        SIGNATURE OF SHAREHOLDER

                                        Name(s) should be signed exactly as
                                        shown on the stock certificate(s).
                                        Title should be added if signing as
                                        attorney, executor, administrator,
                                        trustee or guardian.

PLEASE COMPLETE, DATE SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.